UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 24, 2019

HOMESTREET, INC.
(Exact name of registrant as specified in its charter)

Washington	001-35424	91-0186600
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
601 Union Street, Ste. 2000, Seattle, WA 98101
(Address of principal executive offices) (Zip Code)
(206) 623-3050
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	HMST	Nasdaq Stock Market LLC

[ ]	Emerging growth Company

[ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 12(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 24, 2019, the Board of Directors of HomeStreet, Inc. ("HomeStreet" or the "Company"), upon recommendation of the Board's Human Resources and Corporate Governance Committee (the "HRCG"), took action pursuant to the Company's Amended and Restated Bylaws to expand the Board to 10 directors and appoint Nancy Pellegrino to fill the vacancy created by that expansion for a term that will expire at the next annual meeting of the Company's shareholders. Ms. Pellegrino will also serve as a member of the Company's HRCG.

Ms. Pellegrino has more than 30 years of experience in the financial services, private banking, and wealth management industries. She served as a Managing Director and Regional CEO for Citi Private Bank from July 2010 through October 2013, and was at BNY Mellon Wealth Management from August 2000 through July 2010 where she served as President and Regional Director. She was also at Banc One Corp from June 1990 through June 2000, rising to the position of Senior Vice President and Regional Sales Director, prior to which she was a Vice President at Texas Commerce Bank Trust Company, which she joined in 1982. She also served on the Board of Directors of Puget Sound Bank from September 2014 until January 2018. Since her retirement from Citi Private Bank, Ms. Pellegrino has been providing consulting services to individuals, teams and organizations in the private banking, wealth management, social enterprise and family business industries, drawing on her expertise in those fields. She also serves on the boards of several nonprofit organizations, including the Fred Hutch Cancer Research Center Board of Ambassadors and the Seattle World Trade Center Board of Governors. Ms. Pellegrino received her bachelor’s degree from Vanderbilt University in Fine Arts, and is a graduate of the Northwestern University Graduate Trust School.
The HRCG initially identified Ms. Pellegrino through its 2018 search for qualified candidates that meet the Company's diversity goals, as stated in its Principles of Corporate Governance. Ms. Pellegrino is also an expert in the financial services industry, which was also considered important by the HRCG in its evaluation. The HRCG recommended Ms. Pellegrino's appointment as part of its ongoing assessment of its board composition and refreshment, following a thorough assessment of her background and qualifications. Ms. Pellegrino was not appointed as a director pursuant to any arrangement or understanding with any person, and is not a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

Ms. Pellegrino will receive such compensation as previously described in the Company's proxy statement for the Company's 2019 annual meeting of the shareholders.

On October 29, 2019, the Company issued a press release on Ms. Pellegrino's appointment. A copy of the press release is included as Exhibit 99.1 to this report and incorporated herein by reference. The press release is available on HomeStreet's investor relations web site at http://ir.homestreet.com.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits	Description
Exhibit 99.1	HomeStreet Press Release dated October 29, 2019

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2019

HomeStreet, Inc.

By:	/s/ Godfrey B. Evans
Godfrey B. Evans
Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary